Exhibit 99.1

Warwick Valley Telephone Receives HVDN Sale Escrow Payment

(Warwick, New York, May 24, 2005—Nasdaq: WWVYE; the Company) Warwick Valley Telephone Company announced today that on Friday, May 20, 2005 the Company received a final payment in the amount of $908,771 relating to the previously reported sale of the Company’s interest in DataNet Communications Group, Inc. (also known as Hudson Valley Data Net, “HVDN”) which closed in November 2004. The payment represents a portion of the proceeds from the HVDN sale, which was held in escrow at the Company’s request to secure certain potential indemnification obligations, plus interest.